                                                                    Exhibit 24.1


                               Power of Attorney
                     ServiceMaster Registration Statements

     I hereby appoint each of Vernon T. Squires or Steven C. Preston or Eric R. Zarnikow or Susan D. Baker or any other person occupying the office of General Counsel, Chief Financial Officer, Treasurer, or Secretary with any of the Registrants at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with any of the Registrants or with ServiceMaster Management Corporation (in its capacity as general partner of ServiceMaster Limited Partnership or The ServiceMaster Company Limited Partnership) (including but not limited to the position of director or any officership position) all or any one or more of the registration statements prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post effective amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with any of the registration statements identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

     For purposes of this Power of Attorney, ServiceMaster Limited Partnership, The ServiceMaster Company Limited Partnership and ServiceMaster Incorporated of Delaware shall each be deemed a Registrant and shall collectively be deemed to be the Registrants.

     This Power of Attorney applies to the following registration statements which may be filed under the Securities Act of 1933 by all or any one or more of the Registrants: (i) a registration statement registering up to $950 million of equity securities, debt securities, and/or warrants; and (ii) any subsequent registration statement which may be filed to register additional securities in the same classes as those covered by the registration statement specified in clause (i) or additional classes of debt securities, equity securities or warrants which employs a prospectus used in common with the registration statement specified in clause (i) and which does not materially increase the dollar amount of the securities to be offered.

     This instrument shall remain in effect until and unless I shall give written notice to the Chief Executive Officer, General Counsel or Chief Financial Officer of any of the Registrants of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation. This instrument shall be governed by the internal law of the state of Illinois.

Dated: July 10, 1997


     Signature                              Title
     ---------                              -----

   /s/ C. William Pollard           Chairman of ServiceMaster Limited
----------------------------        Partnership, The ServiceMaster Company
       C. William Pollard           Limited Partnership, and ServiceMaster
                                    Management Corporation and
                                    Director of ServiceMaster Management
                                    Corporation


   /s/ Carlos H. Cantu              President and Chief Executive Officer of
----------------------------        ServiceMaster Limited Partnership, The
       Carlos H. Cantu              ServiceMaster Company Limited
                                    Partnership, and ServiceMaster Management
                                    Corporation and Director of ServiceMaster
                                    Management Corporation


   /s/ Charles W. Stair             Vice Chairman of ServiceMaster Limited
----------------------------        Partnership, The ServiceMaster Company
       Charles W. Stair             Limited Partnership, and ServiceMaster
                                    Management Corporation and Director of
                                    ServiceMaster Management Corporation


   /s/ Philip B. Rooney             Vice Chairman of ServiceMaster Limited
----------------------------        Partnership, The ServiceMaster Company
       Philip B. Rooney             Limited Partnership, and ServiceMaster
                                    Management Corporation and Director of
                                    ServiceMaster Management Corporation


   /s/ Paul W. Berezny, Jr.         Director of ServiceMaster Management
----------------------------        Corporation
       Paul W. Berezny, Jr.


   /s/ Henry O. Boswell             Director of ServiceMaster Management
----------------------------        Corporation
       Henry O. Boswell


   /s/ Brian Griffiths              Director of ServiceMaster Management
----------------------------        Corporation
       Brian Griffiths


   /s/ Sidney E. Harris             Director of ServiceMaster Management
----------------------------        Corporation
       Sidney E. Harris


   /s/ Herbert P. Hess              Director of ServiceMaster Management
----------------------------        Corporation
       Herbert P. Hess



     Signature                              Title
     ---------                              -----

   /s/ Michele M. Hunt              Director of ServiceMaster Management
------------------------------      Corporation
       Michele M. Hunt


   /s/ Gunther H. Knoedler          Director of ServiceMaster Management
------------------------------      Corporation
       Gunther H. Knoedler


   /s/ James D. McLennan            Director of ServiceMaster Management
------------------------------      Corporation
       James D. McLennan


   /s/ Vincent C. Nelson            Director of ServiceMaster Management
------------------------------      Corporation
       Vincent C. Nelson


   /s/ Kay A. Orr                   Director of ServiceMaster Management
------------------------------      Corporation
       Kay A. Orr


   /s/ Dallen W. Peterson           Director of ServiceMaster Management
------------------------------      Corporation
       Dallen W. Peterson


   /s/ Burton E. Sorensen           Director of ServiceMaster Management
------------------------------      Corporation
       Burton E. Sorensen


   /s/ David K. Wessner             Director of ServiceMaster Management
------------------------------      Corporation
       David K. Wessner
